EXHIBIT 10.1
Execution Version

August 15, 2024

The Davey Tree Expert Company
1500 North Mantua Street
Kent, Ohio 44240

Re: Amendment No. 2 to Note Purchase and Private Shelf Agreement
Ladies and Gentlemen:
Reference is made to the Note Purchase and Private Shelf Agreement, dated as of September 21, 2018 (as amended by that certain Amendment No. 1 to Note Purchase and Private Shelf Agreement dated as of September 20, 2021, the “Note Agreement”), by and among The Davey Tree Expert Company, an Ohio corporation (the “Issuer”), on the one hand, and PGIM, Inc. (“Prudential”), the Initial Purchasers party thereto, and each Prudential Affiliate (as therein defined) which has become or hereafter becomes a party thereto, on the other. Capitalized terms used herein that are not otherwise defined herein shall have the meaning specified in the Note Agreement.
The Issuer has requested that Prudential and the holders of Notes agree to amend the Note Agreement, as more particularly described below. Subject to the terms and conditions hereof, Prudential and the Required Holder(s) are willing to agree to such request.
Accordingly, in accordance with the provisions of Section 17.1 of the Note Agreement, and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Amendments to the Note Agreement. Effective upon the Effective Date (as defined in Section 3 below), the parties hereto agree that the Note Agreement is amended as follows:
1.1. The Note Agreement is hereby amended by deleting each reference to “Schiff Hardin LLP” contained therein and inserting “ArentFox Schiff LLP” in lieu thereof.
1.2. Clauses (a) and (b) of Section 2.2 of the Note Agreement are hereby amended and restated in their entirety to read as follows:
(a) Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”. At any time, $250,000,000 minus the aggregate outstanding principal amount of Notes, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF

PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.
(b) Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) August 15, 2027 (or if such date is not a Business Day, the Business Day next preceding such date), (ii) the 30th day after Prudential shall have given to the Issuer, or the Issuer shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such 30th day is not a Business Day, the Business Day next preceding such 30th day), (iii) the termination of the Facility under Section 12.1 of this Agreement, and (iv) the acceleration of any Note under Section 12.1 of this Agreement. The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.
1.3. Clause (g)(i) of Section 2.2 of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(i) [Reserved].
1.4. Section 4.7 of the Note Agreement is hereby amended and restated in its entirety to read as follows:
Section 4.7. Payment of Fees. The Issuer shall have paid directly to Prudential or the Purchasers, as requested, any fees due to Prudential or the Purchasers pursuant to or in connection with this Agreement, including any Delayed Delivery Fee due pursuant to Section 2.2(g)(ii).
1.5. Section 4.14 of the Note Agreement is hereby amended by deleting the reference to “$150,000,000” contained therein and inserting “$250,000,000” in lieu thereof.
1.6. Section 5.18 of the Note Agreement is hereby amended and restated in its entirety to read as follows:
Section 5.18. Environmental Matters. Each Company is in material compliance with any and all applicable Environmental Laws, including, without limitation, all applicable Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No material litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of any material amount of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with applicable Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section 5.18, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority, private Person or otherwise.
1.7. Section 9.8 of the Note Agreement is hereby amended and restated in its entirety to read as follows:
Section 9.8. Environmental Compliance. Each Company shall comply in all material respects with any and all applicable Environmental Laws including, without limitation, all applicable Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. The Issuer shall furnish to Prudential, the Purchasers and each holder, promptly after receipt thereof, a copy of any notice any Company may receive from any Governmental Authority, private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of any material amount of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any applicable Environmental Law. With respect to any violation by any Company of any applicable Environmental Law existing on the date of this Agreement or, so long as the Issuer shall have provided notice to Prudential, each Purchaser and each holder, any violation by any Company of any applicable Environmental Law that arises after the date of this Agreement, such Company shall comply in all material respects with any consent order or other remediation plan. As used in this Section 9.8, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority, private Person or otherwise. The Issuer shall defend, indemnify and hold Prudential, each Purchaser and each holder harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including reasonable attorneys’ fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.
1.8. Section 9 of the Note Agreement is hereby amended by inserting a new Section 9.9 which shall read as follows:
Section 9.9. Leverage Ratio Increase Fee. In addition to the interest accruing on the Notes, the Issuer agrees to pay to each holder of a Note a fee (the “Leverage Ratio Increase Fee”) at a rate of 0.25% per annum on the outstanding principal amount of such Note during any Leverage Ratio Increase Period. The accrued Leverage Ratio Increase Fee with respect to each Note shall be payable on each date that interest is due on such Note. The payment of any Leverage Ratio Increase Fee shall not constitute a waiver of any Default or Event of Default. For the avoidance of doubt, all accrued and unpaid Leverage Ratio Increase Fees on any principal amount of a Note being paid or prepaid shall be paid concurrently with such principal.
1.9. Clause (a) of Section 10.1 of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(a) The Issuer shall not suffer or permit at any time the Leverage Ratio to exceed 3.25 to 1.00; the Issuer may permit the Leverage Ratio during each of the two immediately subsequent fiscal quarters ending after the consummation of such Material Acquisition (each such period, a “Leverage Ratio Increase Period”) to be greater than 3.25 to 1.00 but less than or equal to 3.50 to 1.00 if:
(i) the Issuer has consummated a Material Acquisition during the fiscal quarter immediately prior to the beginning of the Leverage Ratio Increase Period and such increase in the Leverage Ratio is a direct result of such Material Acquisition; and
(ii) the Issuer is in compliance with Section 10.7 hereof.
The Issuer shall provide written notice to Prudential within three Business Days of the consummation of any such Material Acquisition that results in the occurrence of a Leverage Ratio Increase Period.
1.10. Section 10.2 of the Note Agreement is hereby amended by (i) deleting reference to “$150,000,000” contained in clauses (d), (e), (j) and (l) thereof and inserting “$175,000,000” in lieu thereof, (ii) deleting the reference to “$50,000,000” contained in clause (i) thereof and inserting “$75,000,000” in lieu thereof, (iii) deleting the reference to “$25,000,000” contained in clause (j) thereof and inserting “$35,000,000” in lieu thereof and (iv) amending clause (l) thereof to delete the reference to “for the issuance of letters of credit” contained therein.
1.11. Section 10.3 of the Note Agreement is hereby amended by (i) deleting the reference to “capital leases” contained in clause (d) thereof and inserting “Capital Leases” in lieu thereof, (ii) deleting the references to “liens” contained in clause (f) thereof and inserting “Liens” in lieu thereof, (iii) deleting the reference to “$5,000,000” contained in clause (g) thereof and inserting “$7,500,000” in lieu thereof and (iv) amending and restating clause (j) thereof in its entirety as follows:
(j) Liens incurred on cash in the Insurance Subsidiary’s account to secure insurance obligations to Old Republic Insurance Company in lieu of letters of credit.
1.12. Section 10.5 of the Note Agreement is hereby amended by (i) deleting the reference to “$7,500,000” contained in clause (xi) thereof and inserting “$10,000,000” in lieu thereof and (ii) deleting the reference to “$60,000,000” contained in clause (xii) thereof and inserting “$70,000,000” in lieu thereof.
1.13. Section 10.7(g) of the Note Agreement is hereby amended by deleting the reference to “100” contained therein and inserting “1.00” in lieu thereof.
1.14. Section 10.8 of the Note Agreement is hereby amended by deleting each reference to “2.50 to 1.00” contained therein and inserting “2.75 to 1.00” in lieu thereof.

1.15. Section 11(b) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(b) the Issuer defaults in the payment of any interest or Leverage Ratio Increase Fee on any Note for more than five Business Days after the same becomes due and payable; or
1.16. Section 12.1 of the Note Agreement is hereby amended by amending and restating clause (x) of the final paragraph thereof to read as follows:
(x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and all accrued and unpaid Leverage Ratio Increase Fees and
1.17. Section 12.3 of the Note Agreement is hereby amended and restated in its entirety to read as follows:
Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest and Leverage Ratio Increase Fees on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest and Leverage Ratio Increase Fees in respect of the Notes, at the Default Rate, (b) neither the Issuer nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
1.18. Section 14.1 of the Note Agreement is hereby amended by inserting “and Leverage Ratio Increase Fees” immediately following the reference to “interest” contained therein.
1.19. Section 14.2 of the Note Agreement is hereby amended by inserting “, Leverage Ratio Increase Fees” immediately following the first reference to “interest” contained therein.
1.20. Section 22.5 of the Note Agreement is hereby amended and restated in its entirety to read as follows:
Section 22.5. Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement and any other agreement or instrument hereunder (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement and any other agreement or instrument hereunder (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if Prudential or any Purchaser shall request manually signed counterpart signatures to any agreement or instrument hereunder, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.
1.21. Schedule A to the Note Agreement is hereby amended by amending and restating or inserting, as applicable, the following definitions in the appropriate alphabetical order:
“Consolidated EBIT” means, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period (exclusive of nonrecurring noncash gains or losses recorded in accordance with SFAS 133, Accounting for Derivatives) plus (i) costs, expenses, penalties, fines, amounts paid in settlement of claims and other amounts incurred and/or paid in connection with or relating to certain civil and criminal investigations described in the Issuer’s 2023 annual report filed with the SEC on Form 10-K that arose from incidents that occurred in 2017, in an aggregate amount not to exceed Fifty-Five Million Dollars ($55,000,000) and (ii) the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) income taxes, and (b) Consolidated Interest Expense.
“Credit Agreement” means the Fifth Amended and Restated Credit Agreement dated as of July 29, 2024, by and among the Issuer, the Bank Agent and the Banks, as it may from time to time be amended, restated or otherwise modified.
“Leverage Ratio Increase Fee” is defined in Section 9.9.
“Leverage Ratio Increase Period” is defined in Section 10.1(a).
“Restricted Payment” means, with respect to any Person, a payment made, liability incurred or other consideration given for the purchase, acquisition, repurchase, redemption or retirement of any Equity Interest of such Person or as a dividend, return of capital or other distribution in respect of any of such Person’s Equity Interests.
1.22. Schedule A to the Note Agreement is hereby amended by deleting the following definitions in their entirety:
“Capital Distribution”
“Issuance Fee”
SECTION 2. Representations and Warranties. The Issuer and each Subsidiary Guarantor represents and warrants that (a) the execution and delivery of this letter agreement has been duly authorized by all requisite corporate action on behalf of the Issuer and such Subsidiary Guarantor, this letter agreement has been duly executed and delivered by an authorized officer of the Issuer and such Subsidiary Guarantor, and the Issuer and such Subsidiary Guarantor have obtained all authorizations, consents, and approvals necessary for the execution, delivery and performance by the Issuer and such Subsidiary Guarantor of this letter agreement and such authorizations, consents and approvals are in full force and effect, (b) each representation and warranty set forth in Section 5 of the Note Agreement and the other Financing Documents is true and correct in all material respects as of the date of execution and delivery of this letter agreement by the Issuer and the Subsidiary Guarantors with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (c) after giving effect to the amendments in Section 1 of this letter agreement, no Event of Default or Default exists.
SECTION 3. Effectiveness. The amendments described in Section 1 above shall become effective on the date (the “Effective Date”) when each of the following conditions has been satisfied:
3.1. Documents. Prudential and each holder of a Note shall have received original counterparts or, if satisfactory to such holder, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such holders, dated the date hereof unless otherwise indicated, and on the date hereof in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis of the termination thereof:
(a) this letter agreement duly executed by Prudential, the holders of the Notes, the Issuer and the Subsidiary Guarantors; and
(b) the Credit Agreement executed by the Issuer, the Bank Agent, the lenders and the other parties thereto.
3.2. Representations. All representations set forth in Section 2 of this letter agreement shall be true and correct as of the Effective Date, except for such representations and warranties that speak of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.
3.3. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter agreement shall be satisfactory to the Required Holder(s), and the Required Holder(s) shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.
3.4. Fees and Expenses. The Issuer shall have paid (i) the Structuring Fee (as defined below) and (ii) the reasonable fees, charges and disbursements of the special counsel of Prudential and the holders of Notes to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day before the Effective Date.
SECTION 4. Structuring Fee. The Issuer shall have paid by wire transfer of immediately available funds to Prudential (or at the direction of Prudential) a structuring fee equal to $75,000 (the “Structuring Fee”).
SECTION 5. Reference to and Effect on Note Agreement and Notes; Ratification of Financing Documents. Upon the effectiveness of the amendments in Section 1 of this letter agreement, each reference to the Note Agreement in any other Financing Document shall mean and be a reference to the Note Agreement, as modified by this letter agreement. Except as specifically set forth in Section 1 hereof, the Note Agreement, the Notes in existence as of the Effective Date and each other Financing Document shall remain in full force and effect and are hereby ratified and confirmed in all respects. Except as specifically stated in this letter agreement, the execution, delivery and effectiveness of this letter agreement shall not (a) amend the Note Agreement, any Note or any other Financing Document, (b) operate as a waiver of any right, power or remedy of any holder of the Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement, any Note or any other Financing Document at any time. The execution, delivery and effectiveness of this letter agreement shall not be construed as a course of dealing or other implication that any holder of the Notes has agreed to or is prepared to grant any consents or agree to any amendment to the Note Agreement in the future, whether or not under similar circumstances.

SECTION 6. Expenses. The Issuer hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay all reasonable out-of-pocket costs and expenses, including reasonable out-of-pocket attorneys’ fees and expenses, incurred by any holder of the Notes in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of the Issuer under this Section 6 shall survive transfer by any holder of any Note and payment of any Note.
SECTION 7. Reaffirmation. Each Subsidiary Guarantor hereby consents to the foregoing amendments to the Note Agreement and hereby ratifies and reaffirms all of their payment and performance obligations, contingent or otherwise, under the Subsidiary Guaranty after giving effect to such amendments. Each Subsidiary Guarantor hereby acknowledges that, notwithstanding the foregoing amendments, that the Subsidiary Guaranty remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each of the Subsidiary Guarantors agrees and confirms that the Subsidiary Guaranty continues to guaranty the Guarantied Obligations (as defined in the Subsidiary Guaranty) arising under or in connection with the Note Agreement, as amended by this letter agreement.
SECTION 8. Governing Law. THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
SECTION 9. Counterparts; Section Titles; Electronic Contracting. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter agreement. The section titles contained in this letter agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. The parties agree to electronic contracting and signatures with respect to this letter agreement. Delivery of an electronic signature to, or a signed copy of, this letter agreement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if Prudential or any holder of Notes shall request manually signed counterpart signatures to this letter agreement, the Company and the Subsidiary Guarantors hereby agree to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.
[signature page follows]

Very truly yours,

PGIM, INC.

By:	/s/ David Quackenbush
Vice President

PICA HARTFORD LIFE & ANNUITY
COMFORT TRUST

By:	The Prudential Insurance Company of
America, as Grantor

By:	PGIM, Inc. (as Investment Manager)

By:	/s/ David Quackenbush
Vice President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA
PRUCO LIFE INSURANCE COMPANY OF
NEW JERSEY
PRUCO LIFE INSURANCE COMPANY
PRUDENTIAL LEGACY INSURANCE
COMPANY OF NEW JERSEY
PRUDENTIAL ARIZONA REINSURANCE
TERM COMPANY

By:	PGIM, Inc. (as Investment Manager)

By:	/s/ David Quackenbush
Vice President

Amendment No. 2 to Note Purchase and Private Shelf Agreement

THE INDEPENDENT ORDER OF
FORESTERS
ZURICH AMERICAN INSURANCE
COMPANY
FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY

By:	PGIM Private Placement Investors, L.P. (as
Investment Advisor)

By:	PGIM Private Placement Investors, Inc. (as
its General Partner)

By:	/s/ David Quackenbush
Vice President

Amendment No. 2 to Note Purchase and Private Shelf Agreement

The foregoing letter agreement is
hereby accepted as of the
date first above written:

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Christopher J. Bast
Name:	Christopher J. Bast
Title:	Senior Vice President, Treasurer
and Operations Support

DAVEY TREE SURGERY COMPANY

By:	/s/ Christopher J. Bast
Name:	Christopher J. Bast
Title:	Vice President and Treasurer

WOLF TREE INC.

By:	/s/ Christopher J. Bast
Name:	Christopher J. Bast
Title:	Vice President and Treasurer

DAVEY RESOURCE GROUP, INC.

By:	/s/ Christopher J. Bast
Name:	Christopher J. Bast
Title:	Vice President and Treasurer

WETLAND STUDIES AND SOLUTIONS, INC.

By:	/s/ Christopher J. Bast
Name:	Christopher J. Bast
Title:	Vice President and Treasurer
Amendment No. 2 to Note Purchase and Private Shelf Agreement